Exhibit 99.1

Press Contact: Drew Guthrie Manager, Communications and Media Relations Phone: 212-859-7002 Fax: 212-859-5893 drew.guthrie@assurant.com	Investor Relations: Melissa Kivett Vice President Investor Relations Phone: 212-859-7029 Fax: 212-859-5893 melissa.kivett@assurant.com	Larry Cains Senior Vice President Investor Relations Phone: 212-859-7045 Fax: 212-859-5893 larry.cains@assurant.com

Assurant Further Strengthens Management Team and Announces Organizational Changes
to Enhance Operational Effectiveness

Robert B. Pollock Appointed President and Chief Operating Officer
P. Bruce Camacho Appointed Executive Vice President and Chief Financial Officer
Jerome A. Atkinson Appointed Executive Vice President and Chief Compliance Officer
Assurant Solutions to Become Two Separate Businesses

NEW YORK, NY – June 21, 2005 — Assurant, Inc. (“Assurant”) (NYSE: AIZ), today announced senior management appointments and organizational changes.

Effective immediately, Robert B. Pollock (50), currently Executive Vice President and Chief Financial Officer, has been appointed President and Chief Operating Officer of Assurant and will assume responsibility for all of Assurant’s businesses. P. Bruce Camacho (47), currently President and CEO, Assurant Solutions, will become Executive Vice President and Chief Financial Officer, Assurant. Jerome A. Atkinson (55), currently Executive Vice President and General Counsel, Assurant Solutions, will become Executive Vice President and Chief Compliance Officer, Assurant. Mr. Atkinson, Mr. Camacho and Mr. Pollock will report to J. Kerry Clayton, CEO, Assurant.

“Rob, Bruce and Jerome bring a wealth of experience to their new roles with an average tenure of 19 years with the company. I look forward to the significant contributions they will make in helping us execute on our strategy to achieve leading positions in specialty insurance products and services,” said Mr. Clayton, CEO, Assurant. “As we continue to broaden our leadership depth, these executive appointments are a testament to the caliber of employees at Assurant,” Mr. Clayton continued.

Simultaneous with these senior management appointments, the Chief Financial Officers of Assurant’s businesses and the corporate financial staff will now report to Mr. Camacho. Additionally, all legal, compliance and government relations staff will report to Mr. Atkinson.

Assurant also announced today its intention to separate Assurant Solutions into two businesses – Assurant Specialty Property and Assurant Solutions (the division known today as Consumer Protection Solutions). S. Craig Lemasters (44), will become President and CEO of Assurant Solutions, which will encompass the company’s credit insurance and debt protection-administration products; extended service contracts and warranties; and vehicle service contracts. Mr. Lemasters will also oversee the business’ international operations. John B. Owen (44), will become President and CEO of Assurant Specialty Property, which will include the company’s creditor-placed homeowners insurance, manufactured housing, and other specialty property products. Mr. Lemasters and Mr. Owen, who will report to Mr. Pollock, will assume their expanded positions immediately and lead the transition to establish these two separate businesses. The company anticipates this transition will be complete by the end of the year and the two new businesses will begin reporting separate segment financials as soon as is practical in 2006.

“Under Bruce’s leadership, Assurant Solutions has experienced strong growth,” said Mr. Clayton. “We are confident that separating these product groups will increase their ability to be innovative and focused in serving their respective markets, enabling successful growth for each of them as well as the enterprise as a whole,” Mr. Clayton continued.

About Assurant

Assurant is a premier provider of specialized insurance products and related services in North America and selected other markets. The four key businesses — Assurant Employee Benefits; Assurant Health; Assurant Preneed; and Assurant Solutions — have partnered with clients who are leaders in their industries and have built leadership positions in a number of specialty insurance market segments in the U.S. and selected international markets.

The company, which is traded on the New York Stock Exchange under the symbol AIZ, has over $20 billion in assets and $7 billion in annual revenue. Assurant has more than 12,000 employees worldwide and is headquartered in New York’s financial district. www.assurant.com

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Related Biographies:

Jerome A. Atkinson

Jerome A. Atkinson is Executive Vice President and Chief Compliance Officer, Assurant. Mr. Atkinson is responsible for the oversight of all of Assurant’s compliance, legal, regulatory and government relations staff. Mr. Atkinson has been with Assurant for 17 years.

Mr. Atkinson was formerly the Executive Vice President, General Counsel and Chief Compliance Officer of Assurant Solutions. Before joining Assurant Solutions in June 2001, Mr. Atkinson served as General Counsel and Secretary of Assurant. He has over two decades of experience in insurance and corporate law, government relations, consumer affairs and corporate management.

Mr. Atkinson’s career with Assurant began in 1988 in Atlanta with American Security Group (ASG), a predecessor of Assurant Solutions, as Assistant Vice President / Senior Staff Attorney in the Legal Department. In 1991, he was promoted to Senior Vice President, General Counsel and Secretary. Mr. Atkinson came to ASG from the Signature Group in Schaumburg, Ill., where he had served as Assistant Secretary and Counsel from 1985 to 1987 and Assistant Vice President, Credit Insurance, from 1987 to 1988. From 1978 to 1985, he was counsel for CNA Insurance Companies in Chicago, working in Corporate Relations and Marketing Compliance.

Mr. Atkinson began his legal career in 1975 in the Ford White House, first as a Staff Attorney and then as Deputy General Counsel for the Special Assistant to the President for Consumer Affairs.

Mr. Atkinson is a member of the Washington, D.C., Georgia, Michigan and New York bars and is a Certified Life Underwriter. He has served on the boards of Avado Brands, Inc., Acme Continental Credit Union and the Consumer Credit Insurance Association and the executive committee of the Alliance for Consumer Credit Insurance Education.

Mr. Atkinson earned his Bachelor of Science degree from the Georgia Institute of Technology and his Juris Doctor from the University of Michigan Law School. He currently serves as a trustee of the Georgia Tech Foundation, Inc. and previously served as a member of the Georgia Tech College of Management Advisory Board.

P. Bruce Camacho

P. Bruce Camacho is Executive Vice President and Chief Financial Officer, Assurant. Prior to his current position, Mr. Camacho was President and Chief Executive Officer of Assurant Solutions. He was appointed President in August 2000 and promoted to Chief Executive Officer on January 1, 2003. He previously served as Assurant Group’s Executive Vice President for Sales and Marketing. Mr. Camacho has been with Assurant for 15 years.

Mr. Camacho joined American Bankers (now part of Assurant) in 1990 as Vice President of Information Systems. He also served as Executive Vice President, Investor Relations, with additional responsibility for legal and regulatory affairs, marketing services, licensing, state filings and client administration.

A certified public accountant, Mr. Camacho is a graduate of Prior Park College, Bath, England and Florida State University, where he received a bachelor’s degree in accounting. Before joining American Bankers, he was an accountant with Price Waterhouse, specializing in insurance in the United States, United Kingdom and the Caribbean. He is a member of the Property Casualty Insurers Association of America’s (PCI) Board of Governors.

S. Craig Lemasters

S. Craig Lemasters is President and CEO of Assurant Solutions which includes the company’s credit insurance, third party administration of debt protection programs and extended service contract programs for consumer electronics, home appliances, telecommunications, automobiles and recreational vehicles. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection solutions business line of Assurant Solutions.

Mr. Lemasters has more than 15 years experience in senior marketing and sales positions with Assurant and American Bankers (now part of Assurant). Between 1987 and 1998, he served as a Channel Executive and Marketing Manager for various American Bankers businesses at its Miami, Fla., headquarters. After two years as an Executive Vice President with Reliance Integramark, Alpharetta, Georgia, he rejoined Assurant in August 2000 as Group Senior Vice President, International Channel. In June 2001, he was promoted to Executive Vice President and Chief Marketing Officer with overall management responsibility for the company’s sales and marketing organization.

Mr. Lemasters has a Bachelor’s degree in economics and business from Furman University and a Masters of Business Administration from Barry University.

John B. Owen

John B. Owen is President and Chief Executive Officer of Assurant Specialty Property which includes Assurant’s lending solutions, specialty property and agency-based specialty property business lines. From 2003 to 2005, he served as Executive Vice President and Chief Operating Officer for Assurant Solutions’ specialty property solutions business. Mr. Owen has been with Assurant for 7 years.

Mr. Owen previously served as the company‘s Chief Information Officer. He joined Assurant in November 1998 as Senior Vice President, Information Technology. He previously was Senior Vice President, Global Systems Development, with Citicorp Credit Services, Hagerstown, Maryland. In that position he was responsible for development and implementation of systems and operations plans for Citicorp’s global credit services business. His career also has included management positions with Arrow Electronics, American Airlines, General Dynamics and McDonnell-Douglas.

Mr. Owen has a Bachelor of Science degree in Aerospace Management/Engineering from Auburn University.

Robert B. Pollock

Robert B. Pollock is President and Chief Operating Officer of Assurant. Prior to his current position, Mr. Pollock was Executive Vice President and Chief Financial Officer of Assurant. He previously served as President and Chief Executive Officer of Assurant Employee Benefits in Kansas City, Missouri. Mr. Pollock has been with Assurant for 24 years.

Mr. Pollock began his career as an actuary at CUNA Mutual Insurance Group in 1974. He then joined Assurant as a staff actuary in the Western Life Insurance (now Assurant Employee Benefits) office located in Woodbury, Minnesota, in 1981. In July 1992, Mr. Pollock was appointed Senior Vice President, Group Life and Disability at Assurant Employee Benefits in Kansas City.

Mr. Pollock earned a Bachelor of Business Administration in actuarial science and finance in 1976 from the University of Wisconsin, Madison. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.